Exhibit 21.1

LIST OF SUBSIDIARIES OF GFI GROUP INC.

Name of Subsidiary	Jurisdiction of Formation
GFI Securities (SA)	Argentina
KCMA Holdings Pty Limited	Australia
GFI Brokers (Chile) Agentes De Valores SpA	Chile
GFI Advisory (China) Co. Limited	China
GFI Exchange Colombia (SA).	Colombia
GFI Securities Colombia (SA).	Colombia
GFI (HK) Brokers Limited	Hong Kong
GFI Finance Sa.rl.	Luxembourg
GFI Group Sa.rl.	Luxembourg
GFI Group Mexico S.A. de C.V.	Mexico
GFI Group Mexico Servicos S. de R.L. de C.V.	Mexico
GFI Del Peru S.A.C.	Peru
GFI Group Pte. Limited	Singapore
GFI TP Holdings Pte. Ltd.	Singapore
Trayport Pte. Limited	Singapore
GFI Securities (SA) (PTY) Limited	South Africa
GFI Korea Money Brokerage Limited	South Korea
GFI Securities Nyon Sarl	Switzerland
Brains Inc. Limited	United Kingdom
Century Chartering (U.K.) Ltd	United Kingdom
Christopher Street Capital Limited	United Kingdom
dVega Limited	United Kingdom
Fenics Limited	United Kingdom
Fenics Software Limited	United Kingdom
GFI Brokers Limited	United Kingdom
GFI Group Services Lux Limited	United Kingdom
GFI Holdings Limited	United Kingdom
GFI Markets Ltd.	United Kingdom
GFI Markets Investments Limited	United Kingdom
GFInet Europe Limited	United Kingdom
GFInet UK Limited	United Kingdom
GFI Newgate Limited	United Kingdom
GFI Securities Limited	United Kingdom
GFI TP Limited	United Kingdom
GM Capital Markets Limited	United Kingdom
Kyte Broking Limited	United Kingdom
Kyte Capital Management Limited	United Kingdom
The Kyte Group Limited	United Kingdom
Trayport Limited	United Kingdom
Amerex Brokers LLC	United States
Fenics Software Inc.	United States
GFI Brokers LLC	United States
GFI Group LLC	United States
GFI (HK) Securities LLC	United States
GFInet inc.	United States
GFI Securities LLC	United States
GFI Markets LLC	United States
GFIX LLC	United States
GFI Futures Exchange LLC	United States
GFI Swaps Exchange LLC	United States
Kyte Securities LLC	United States
Trayport Inc	United States